UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) On June 30, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Flux Power Holdings, Inc., a Nevada corporation (the “Company”) amended the performance goals for the 2021 plan year (from July 1, 2020 through June 30, 2021) (the “2021 Plan Year”), under the Annual Cash Bonus Plan, which was previously approved by the Committee on November 5, 2020. The performance goals for the 2021 Plan Year was amended to eliminate “operating expense” as one of the performance target. The performance goals, as amended, are based on the Company achieving certain performance targets measured by annual revenue, gross margin and new business development. The Committee made the equitable adjustment to the performance goals to better align the goals of the Company’s executives and employees with the goals of the Company during a very challenging 2021 Plan Year.

(ii) On June 30, 2021, the Committee approved an addendum to the Performance Restricted Stock Unit Award under the 2014 Equity Incentive Plan approved by the Committee on November 5, 2020 to provide clarification for the calculation of vesting with respect to a “negative” EBITDAS (earnings before interest expense (excluding interest income), taxes, depreciation, amortization and stock compensation expense in accordance with U.S. GAAP) performance criteria under the Performance Restricted Stock Unit Award Agreement. The performance criteria is based on Company’s performance relative to the target performance goal, which is measured by a certain EBITDAS goal determined by the Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: June 30, 2021

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